Exhibit T3A.iv

Request ID:	012980177	Province of Ontario	Date Report Produced: 2011/03/08
Demande n°:		Province de l’Ontario	Document produit le:
Transaction ID:	043748964	Ministry of Government Services	Time Report Produced: 14:34:38
Transaction n°:		Ministére des Services gouvernementaux	Imprimé á:
Category ID:	CT
Catégorie:

Certificate of Incorporation

Certificat de constitution

This is to certify that	Ceci certifie que

BROOKFIELD BRP HOLDINGS (CANADA) INC.

Ontario Corporation No.	Numéro matricule de la personne morale en Ontario

002277041

is a corporation incorporated, under the laws of the Province of Ontario.	est une société constituée aux termes des lois de la province de l’Ontario.

These articles of incorporation are effective on	Les présents statuts constitutifs entrent en vigueur le

MARCH 08 MARS, 2011

/s/ [ILLEGIBLE]
Director/Directrice
Business Corporations Act/Loi sur les sociétés par actions

Ontario Corporation Number
Request ID / Demande n°		Numéro de la compagnie en Ontario
12980177		2277041

FORM 1		FORMULE NUMÉRO 1

BUSINESS CORPORATIONS ACT	/	LOI SUR LES COMPAGNIES

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1.	The name of the corporation is:	Dénomination sociale de la compagnie:
BROOKFIELD BRP HOLDINGS (CANADA) INC.

2.	The address of the registered office is:	Adresse du siége social:

	181 BAY STREET	Suite 300
BROOKFIELD PLACE
(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s’il s’agit édifice à bureau, numéro du bureau)

	TORONTO	ONTARIO
	CANADA	M5J 2T3

	(Name of Municipality or Post Office)	(Postal Code/Code postal)
(Nom de la municipalité ou du bureau de poste)

3.	Number (or minimum and maximum number) of directors is:	Nombre (ou nombres minimal et maximal) d’administrateurs:

	Minimum 1	Maximum 10

4.	The first director(s) is/are:	Premier(s) administrateur(s):

	First name, initials and surname Prénom, initiales et nom de famille	Resident Canadian State Yes or No Résident Canadien Oui/Non

	Address for service, giving Street & No. or R.R. No., Municipality and Postal Code	Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité at le code postal

*	EDWARD C.	YES
KRESS
	181 BAY STREET	Suite 300
BROOKFIELD PLACE
TORONTO ONTARIO
CANADA M5J 2T3

4.	The first director(s) is/are:	Premier (s) administrateur(s):

	First name, initials and surname Prénom, initiales et nom de famille	Resident Canadian Résident Canadien	State Yes or No Oui/Non

	Address for service, giving Street & No. or R.R. No., Municipality and Postal Code	Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal

*	HARRY A.	YES
GOLDGUT
	181 BAY STREET	Suite 300
BROOKFIELD PLACE
TORONTO ONTARIO
CANADA M5J 2T3

*	RICHARD	YES
LEGAULT
480 BOULEVARD DE LA CITE

GATINEAU QUEBEC
CANADA J8T 8R3

5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

None

6.	The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s’il y a lieu, d’actions que la compagnie est autorisée á émettre:
The Corporation is authorized to issue an unlimited number of Common Shares.

7.

Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, priviléges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions que peut étre émise en série:

The designations, preferences, rights, conditions, restrictions, limitations or prohibitions attaching to the Common Shares are:

(a)                                  The Common Shares shall be entitled to receive, in any financial year of the Corporation, dividends at such time and for such amount as may be determined from time to time by the directors in their discretion. Notwithstanding the foregoing, the directors may declare and pay dividends on any classof shares to the exclusion of any other class of shares.

(b)                                 Each Common Share shall entitle the holder to receive notice of, and to attend and exercise their respective votes at, all annual and general meetings of the shareholders of the Corporation. Holders of the Common Shares shall be entitled to one (1) vote for each share held.

(c)                                  In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all of the property and assets of the Corporation available for distribution to the holders of the Common Shares, shall be paid or distributed equally share for share to the holders of the Common Shares without preference or distinction.

(d)                                 Any amendment to the Articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the Common Shares, or to create shares ranking in priority to, or on a parity with, the Common Shares must be authorized by at least two-thirds (2/3) of the votes cast at a meeting of the holders of each of the Common Shares of the Corporation (voting separately as a class), duly called for that purpose.

8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L’émission, le transfert ou la propriété d’actions est/n’est pas restreinte. Les restrictions, s’il y a lieu, sont les suivantes:

No securities of the Corporation, other than non-convertible debt securities, may be transferred without the consent of:

(a) the board of directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by all of the directors; or

(b)                                 the holders of at least a majority of the common shares of the Corporation expressed by a resolution passed at a meeting of the holders of common shares or by an instrument or instruments in writing signed by all the holders of common shares of the Corporation, except as may be otherwise agreed to in a shareholders’ agreement governing the Corporation.

9.	Other provisions, (if any, are):
Autres dispositions, s’il y a lieu:

None

10.	The names and addresses of the incorporators are Nom et adresse des fondateurs

	First name, initials and last name	Prénom, initiale et nom de
	or corporate name	famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Domicile élu, adresse du siége social au adresse de l’établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

*	KELLEY LARICCIA
	180 KENT STREET	Suite 1700

OTTAWA ONTARIO
CANADA K1P OB6